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Exhibit 23.1

                      INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Albertson's, Inc. on Form S-8 of our report dated March 22, 1995, incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. for the year ended February 2, 1995.

      DELOITTE & TOUCHE LLP

      Deloitte & Touche LLP

      Boise, Idaho
      May 31, 1995